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                                                                    Exhibit 10.4

                               LEGACY RESERVES LP
                          PURCHASE/PLACEMENT AGREEMENT

                                                                   March 6, 2006

Friedman, Billings, Ramsey & Co., Inc.
600 Travis Street
Suite 6070
Houston, Texas 77002

Ladies and Gentlemen:

     Legacy Reserves LP, a Delaware limited partnership (the "PARTNERSHIP"), proposes to issue and sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as initial purchaser, up to 5,000,000 units (the "INITIAL 144A UNITS") representing limited partner interests in the Partnership (the "COMMON UNITS").

     FBR will also act as the Partnership's exclusive placement agent in connection with the Partnership's sale to certain "accredited investors" (as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT") ("REGULATION D")) (the "ACCREDITED INVESTORS"), which may include FBR and its affiliates, of that number of Common Units equal to the difference between 5,000,000 and the number of Initial 144A Units (the "INITIAL PRIVATE PLACEMENT UNITS" and, together with the Initial 144A Units, the "INITIAL UNITS"), as set forth in the Final Memorandum (as defined herein) under the heading "Plan of Distribution."

     In addition, the Partnership proposes to grant to you the option described in Section 1(c) to purchase with respect to all or any part of 250,000 additional Common Units (the "OPTION UNITS" and, together with the Initial Units, the "UNITS"), solely to cover either over allotments in the case of sales under Rule 144A (the "OPTION 144A UNITS" and, together with the Initial 144A Units, the "144A UNITS") or sales of Units subscribed for on the date hereof in the case of placements under Regulation D (the "OPTION PRIVATE PLACEMENT UNITS" and, together with the Initial Private Placement Units, the "PRIVATE PLACEMENT UNITS"), if any. The offer and sale of the Private Placement Units is referred to herein as the "PRIVATE PLACEMENT."

     The offer and sale of the Units to you and to the Accredited Investors, respectively, will be made without registration under the Securities Act, and the rules and regulations thereunder (the "SECURITIES ACT REGULATIONS"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Partnership that you will make offers and sales ("EXEMPT RESALES") of the 144A Units purchased by you hereunder on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Agreement has been executed and delivered.

     In connection with the sale of the Units, the Partnership has prepared (i) a preliminary offering memorandum, subject to completion, dated February 13, 2006, as supplemented by Exhibit A to Annexes I-III (references in this Agreement to such Annexes will be deemed to refer to such Annexes as supplemented with such Exhibit A) to the offering memorandum (including all documents and financial statements annexed thereto and all information

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incorporated by reference therein, the "PRELIMINARY MEMORANDUM"), and (ii) a final offering memorandum, dated the date hereof (including all documents and financial statements annexed thereto and all information incorporated by reference therein, the "FINAL MEMORANDUM" and, together with the Preliminary Memorandum, the "OFFERING MEMORANDUM"). The Offering Memorandum sets forth certain information concerning the Partnership and the Units. The Partnership hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the 144A Units by FBR and by all dealers to whom 144A Units may be sold and (ii) the Private Placement. Any references herein to the Preliminary Memorandum and Final Memorandum (or either Offering Memorandum) shall be deemed to include all information incorporated by reference therein and all annexes and exhibits thereto, all of which shall be deemed a part of the Offering Memorandum.

     Legacy Reserves GP, LLC, a Delaware limited liability company (the "GENERAL PARTNER"), is the Partnership's sole general partner. Legacy Reserves Operating GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership ("OPERATING GP"), is the sole general partner of Legacy Reserves Operating LP, a Delaware limited partnership (the "OPERATING PARTNERSHIP" and, together with the General Partner, the Partnership and the Operating GP, the "LEGACY PARTIES" and, together with the direct and indirect subsidiaries of the Partnership (collectively, the "SUBSIDIARIES") listed on Schedule 1, the "PARTNERSHIP ENTITIES").

     All or some of the Partnership Entities have entered into, at or prior to the date hereof, or will enter into, as of the Closing Time, the following agreements (the "FORMATION DOCUMENTS") with respect to the transactions contemplated by the Offering Memorandum: (i) the Amended and Restated Agreement of Limited Partnership governing the Partnership (the "PARTNERSHIP AGREEMENT"),
(ii) the Amended and Restated Limited Liability Company Agreement governing the General Partner (the "GP LLC AGREEMENT"), (iii) the Agreement of Limited Partnership governing the Operating Partnership (the "OPERATING PARTNERSHIP AGREEMENT"), (iv) the Limited Liability Company Agreement governing the Operating GP (the "OPERATING GP AGREEMENT"), (v) the Founders Registration Rights Agreement (the "FOUNDERS REGISTRATION RIGHTS AGREEMENT"), (vi) the Omnibus Agreement pursuant to which, among other things, certain of the Parties (as defined therein) agree to make certain contributions to the Partnership and be granted the opportunity to enter into the Founders Registration Rights Agreement (the "OMNIBUS AGREEMENT"), and (vii) the Contribution, Conveyance and Assumption Agreement pursuant to which certain assets are to be contributed to the Partnership (the "CONTRIBUTION AGREEMENT").

     It is understood and acknowledged that holders (including subsequent transferees) of the Units will have the registration rights set forth in the registration rights agreement between the Partnership and FBR, which shall be in substantially the form attached as Exhibit A and dated as of the Closing Time (as defined herein) (the "REGISTRATION RIGHTS AGREEMENT" and, together with this Agreement, the "TRANSACTION DOCUMENTS"), for so long as such securities constitute "Registrable Units" (as defined in the Registration Rights Agreement).

     Each of the Partnership and FBR agree as follows:

     1.   Sale and Purchase of the Units.


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     (a) 144A Units. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Partnership agrees to issue and sell to FBR the Initial 144A Units, and FBR agrees to purchase from the Partnership the 144A Units at a purchase price of $15.81 per Unit (the "144A PURCHASE PRICE"), reflecting an initial purchaser's discount of $1.19 per Unit on the initial offering price set forth in the Final Memorandum of the 144A Units (the "INITIAL PURCHASER'S DISCOUNT"); provided, however, that FBR shall reimburse the Partnership, at the Closing Time, an amount equal to 1.0% of the aggregate Initial Purchaser's Discount hereunder.

     (b) Private Placement Units. The Partnership agrees to issue and sell the Initial Private Placement Units for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the form of subscription agreement substantially in the form attached to the Offering Memorandum as Annex II or Annex III, as applicable (each a "SUBSCRIPTION AGREEMENT"). The Initial Private Placement Units will be sold by the Partnership pursuant to this Agreement at a price of $17.00 per Unit (the "PRIVATE PLACEMENT PURCHASE PRICE"); provided, however, that the Private Placement Purchase Price per Unit sold to FBR and its affiliates (excluding any employees of FBR and its affiliates) shall be $15.98. As compensation for the services to be provided by FBR in connection with the Private Placement, the Partnership shall pay to FBR at the Closing Time an amount equal to $1.19 per Private Placement Unit sold (other than those Units sold to FBR and its affiliates at a price of $15.98 per Unit) at such time (the "PLACEMENT FEE"); provided, however, that FBR shall reimburse the Partnership, at the Closing Time, an amount equal to 1.0% of the aggregate Placement Fees incurred hereunder. No such reimbursement shall be required with respect to those Units purchased by FBR and its affiliates at the $15.98 per Unit Private Placement Purchase Price.

     (c) Option Units. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Partnership hereby grants an option to FBR to purchase from, or place on behalf of, the Partnership up to an aggregate of 250,000 Option Units at the 144A Purchase Price or the Private Placement Purchase Price, per Unit, as applicable (provided that FBR shall reimburse the Partnership at the Option Closing Time (as defined herein) in an amount equal to 1% of the aggregate Placement Fees incurred and Initial Purchaser Discount hereunder, as applicable). The option granted hereby will expire 14 days after the Closing Time and may be exercised one time only before the 15th day after the Closing Time for the purpose of covering sales of Units initially subscribed for at the offering price set forth in the Final Memorandum, upon written notice by FBR to the Partnership setting forth (i) the number of Option Units as to which FBR is then exercising the option, (ii) the names and denominations in which the Option Units exercised are to be delivered in book-entry form through the facilities of The Depository Trust Company ("DTC") if available, (iii) the time and date of payment for and delivery of such Option Units, and (iv) the allocation of Option Units between Option 144A Units and Option Private Placement Units. Such time and date of delivery shall be determined by FBR, but shall not be later than five full business days nor earlier than two full business days after the exercise of said option, nor in any event before the Closing Time.

     (d) Payment and Delivery.

          (i) 144A Units. The closing of FBR's purchase of the Initial 144A Units shall be held at the Houston office of Andrews Kurth LLP (unless another place shall be


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     agreed upon by FBR and the Partnership). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Partnership the aggregate purchase price for the Initial 144A Units sold by the Partnership by wire transfer of immediately available funds to accounts previously designated by the Partnership in writing against delivery by the Partnership of the certificates for the 144A Units in book entry form through the facilities of DTC in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:30 a.m., Central time, on the seventh business day after the date hereof (unless another time shall be agreed to by FBR and the Partnership). The time at which such payment and delivery are actually made is hereinafter sometimes called the "CLOSING TIME."

          (ii) Private Placement Units. At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall cause the escrow agent (the "ESCROW AGENT") holding funds required to purchase Initial Private Placement Units to pay the Partnership the aggregate applicable purchase price for the Private Placement Units placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Partnership's delivery of the Initial Private Placement Units to the purchasers thereof, in book-entry form through the facilities of DTC.

          At FBR's option, it may delay the placement of up to 3% of Initial Private Placement Units (the "EXTENDED PRIVATE PLACEMENT UNITS") for an additional five business days after the Closing Time (the "EXTENDED PRIVATE PLACEMENT CLOSING Date") at which time FBR shall cause Escrow Agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Partnership the aggregate applicable purchase price for the Extended Private Placement Units placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) against the Partnership's delivery of the Extended Private Placement Units to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Private Placement Units may only be placed with Accredited Investors who have committed to purchase Private Placement Units before the Closing Date. The time at which payment and delivery on an Extended Private Placement Closing Date is actually made is hereinafter sometimes called the "EXTENDED CLOSING TIME."

          At the Closing Time or any Extended Closing Time, as applicable, unless FBR has caused the Escrow Agent to pay FBR such amount from the applicable funds transferred by the Escrow Agent to the Partnership with respect to the Private Placement Units placed by FBR on such date, the Partnership shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Private Placement Units for which the Partnership shall have received the purchase price.

          (iii) Option Units. The closing of FBR's purchase or placement of the Option Units shall occur at the Houston office of Andrews Kurth LLP (unless another place shall be agreed upon by FBR and the Partnership). At the Option Closing Time (as defined below), subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay or cause the Escrow Agent to pay to the Partnership the aggregate 144A Purchase Price or


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     Private Placement Purchase Price per Unit, as applicable, for the Option
     Units then purchased or placed by FBR by wire transfer of immediately available funds against the Partnership's delivery of the Option Units. Such payment and delivery shall be made at 10:30 a.m., Central time, on the Option Closing Time. The Option Units shall be delivered in book-entry form through the facilities of DTC in such names and in such denominations as FBR shall specify. The time at which payment by FBR or the Escrow Agent for and delivery by the Partnership of any Option Units is actually made is referred to herein as the "OPTION CLOSING TIME".

     2. Representations and Warranties of the Partnership. The Legacy Parties jointly and severally represent and warrant to FBR that, as of the date of this
Agreement:

     (a) The Preliminary Memorandum does not contain, and the Final Memorandum, in the form used by FBR to confirm sales, and at the Closing Time and the Option Closing Time, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Offering Memorandum based upon information relating to FBR furnished to the Partnership in writing by FBR to the Partnership expressly for use therein (as indicated in the last sentence of Section 7(c)).

     (b) The statistical, market-related, customer-related, and production-related data and estimates included in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate.

     (c) Each Partnership Entity has been duly formed or incorporated, is validly existing as a limited partnership, limited liability company, corporation or other business entity, in good standing under the laws of the state of its formation or incorporation, has the power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not, individually or in the aggregate, reasonably be expected to cause a material adverse effect on the financial condition, results of operations, partners', members' or stockholders' equity, as applicable, properties or business of the Legacy Parties, taken as a whole, or subject the Partnership's limited partners to any material liability or disability (a "MATERIAL ADVERSE EFFECT").

     (d) At the Closing Time, the Partnership Entities will conduct their business as described in the Offering Memorandum. All of the equity interests of each Subsidiary of the Partnership have been duly and validly authorized and issued, the equity interests are fully paid and non-assessable (except as such non-assessability may be limited by (x) Sections 17-303 or 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE LP ACT"), (y)
Section 18-607 of the Delaware Limited Liability Company Act (the "DELAWARE LLC ACT") and (z) as otherwise described in the Offering Memorandum), are owned directly or indirectly by the Partnership, free and clear of all liens, encumbrances, mortgages, security interests, pledges, equities or claims (collectively, "LIENS"), except for the pledge of the equity interests under the Credit Agreement, to be dated as of or prior to the Closing Time, between the Partnership and


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BNP Paribas, and the various financial institutions party thereto, as amended from time to time (the "CREDIT FACILITY"), and the related applicable Security Instruments (as defined therein), and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of partners, equity holders or members, as the case may be, arising by operation of law, under the organizational documents of such Subsidiary, or under any agreement to which such Subsidiary is a party. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

     (e) Entity Ownership:

          (i) At the Closing Time, after giving effect to the transactions contemplated hereby Moriah Properties, Ltd., DAB Resources, Ltd., Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., MBN Properties LP, and H2K Holdings, Ltd. will own 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid and non-assessable (except as such non-assessability may be limited by Section 18-607 of the Delaware LLC
     Act); and such persons and entities own such membership interests free and clear of all Liens.

          (ii) The General Partner is the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and is fully paid; and the General Partner owns such general partner interest free and clear of all Liens; the General Partner owns no assets and has no business other than with respect to, its 0.1% general partner interest in the Partnership.

          (iii) At the Closing Time, after giving effect to the transactions contemplated hereby and the offering contemplated hereby (including the redemption of a portion of the Units issued in exchange for the contribution of property to the Partnership) (assuming the option to purchase Option Units is not exercised), the persons listed on Schedule 2 (the "EXISTING UNITHOLDERS") will own 13,292,683 Units, representing collectively a 72.6% limited partner interest in the Partnership (the "EXISTING UNITHOLDER RETAINED UNITS"). At the Closing Time, all of the issued and outstanding Existing Unitholder Retained Units, and the limited partner interests represented thereby, will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (a) the matters described in the Offering Memorandum under the captions "The Partnership Agreement--Limited Liability," "Risk Factors--Risks Related to this Offering and Our Limited Partnership Structure--Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "Risk Factors--Risks Related to this Offering and Our Limited Partnership Structure--


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     Unitholders may have liability to repay distributions that were wrongfully distributed to them" and (b) Sections 17-303 and 17-607 of the Delaware LP
     Act).

          (iv) The Units to be issued and sold by the Partnership hereunder, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the purchaser thereof against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (a) the matters described in the Offering Memorandum under the captions "The Partnership Agreement--Limited Liability," "Risk Factors--Risks Related to this Offering and Our Limited Partnership Structure--Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "Risk Factors--Risks Related to this Offering and Our Limited Partnership Structure--Unitholders may have liability to repay distributions that were wrongfully distributed to them" and (b) Sections 17-303 and 17-607 of the Delaware LP Act).

     (f) The Partnership owns 100% of the membership interests in the Operating GP; such membership interests have been duly authorized and validly issued in accordance with the Operating GP Agreement, and are fully paid and non-assessable (except as such non-assessability may be limited by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for the pledge of such membership interests under the Credit Facility.

     (g) (i) The Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid; and the Operating GP owns such general partner interest free and clear of all Liens, except for the pledge of such general partner interest under the Credit Facility; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be limited by Sections 17-303 or 17-607 of the Delaware LP Act and as otherwise described in the Offering Memorandum); and the Partnership owns such limited partner interest free and clear of all Liens, except for the pledge of such limited partner interest under the Credit Facility.

     (h) This Agreement has been duly authorized, executed and delivered by the Legacy Parties and is a valid and binding agreement of the Legacy Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution hereunder may be limited under applicable law and by an implied covenant of good faith and fair dealing (such limitations on enforceability being referred to herein collectively as "ENFORCEABILITY LIMITATIONS").


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     (i) The Legacy Parties have full right, power and authority to execute and deliver each Transaction Document to which they are a party and perform their respective obligations thereunder.

     (j) At the Closing Time:

          (i) each Formation Document will be duly and validly authorized, executed and delivered by the applicable parties thereto and will be a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms;

          (ii) the Registration Rights Agreement will be duly and validly authorized, executed and delivered by the General Partner and the Partnership and, assuming the due authorization, execution and delivery thereof by FBR, will be a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms; and

          (iii) the Credit Facility will be duly and validly authorized, executed and delivered by the Partnership Entities who are parties thereto and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will be a valid and legally binding agreement of each of the Partnership Entities who are parties thereto, enforceable against each of them in accordance with its terms;

     except, with respect to each agreement described in this Section 2(j), as the enforceability thereof may be limited by the Enforceability Limitations.

     (k) The Contribution Agreement and related documents will be legally sufficient to transfer or convey to the Partnership all assets as contemplated by the Offering Memorandum, subject to the conditions, reservations and limitations contained in the Contribution Agreement and those set forth in the Offering Memorandum. The Partnership, upon execution and delivery of the Contribution Agreement and related documents will succeed in all material respects to the properties and assets contributed thereunder as reflected in the pro forma consolidated financial statements of the Partnership included in the Offering Memorandum, except as otherwise disclosed in the Offering Memorandum and the Contribution Agreement.

     (l) The Registration Rights Agreement, the Partnership Agreement, the Credit Facility, the Omnibus Agreement and the Founders Registration Rights Agreement, and the terms of the Contribution Agreement, conform to the descriptions thereof contained in the Offering Memorandum.

     (m) The statements set forth in the Offering Memorandum under the captions "Description of the Units," and "Cash Distribution Policy and Restrictions on Distributions" insofar as they purport to constitute a summary of the terms of the Units and under the captions "Notice to Investors Regarding Restrictions on Ownership and Transfer," "Material Tax Consequences," "Certain Relationships and Related Transactions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financing Activities,"


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"Business and Properties," "Registration Rights," "Investment in Our Company by
Employee Benefit Plans," "Plan of Distribution" and "Private Placement," insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

     (n) The execution and delivery by the Partnership Entities of, and the performance by the Partnership Entities of their respective obligations under the Transaction Documents and the Formation Documents, will not contravene any provision of (i) applicable law, (ii) the Formation Documents, (iii) or implicate any right of first refusal or preference right with respect to, any agreement or other instrument binding upon any Partnership Entity or its properties (including properties received under any Formation Document) or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Partnership Entity except, in the case of the foregoing clauses (i), (iii) and (iv), if contravention (other than with respect to the issuance and sale of the Units) would not, singly or in the aggregate, have a Material Adverse Effect or affect the validity of the Units or the legal authority of the Partnership Entities to comply with the terms of the Transaction Documents and the Formation Documents, and, assuming the accuracy of the representations of FBR set forth in Section 3, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Partnership Entities of their respective obligations under the Transaction Documents and the Formation Documents except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer, issuance and sale of the Units, by federal and state securities laws with respect to the Legacy Party's obligations under the Registration Rights Agreement or will be obtained prior to the Closing Date.

     (o) Except as disclosed in the Final Memorandum, no Partnership Entity is in violation of its limited partnership agreement, limited liability company agreement or other organizational documents and no Partnership Entity is (i) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (ii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject (including those relating to transactions with affiliates, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law), except, in the case of each of clause (i) and (ii), for any default or violation that would not have a Material Adverse Effect.

     (p) The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and their results of operations, stockholders' equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The financial information contained in the Offering Memorandum under the headings "Summary Historical and Pro Forma Consolidated Financial Data", "Selected Historical and Pro Forma Consolidated Financial Data" and "Pro Forma Consolidated Statement of Operations" is derived from the accounting records of the Partnership and its subsidiaries and fairly presents the information purported to be shown


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thereby. The summary pro forma financial statements included in the Offering
Memorandum present fairly the information contained therein, have been prepared in accordance with the rules and guidelines of the Securities and Exchange Commission (the "COMMISSION") with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (q) Each accounting firm that certified the financial statements and supporting schedules, if any, included in the Offering Memorandum is an independent registered public accounting firm with respect to the Partnership and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (r) As of the date hereof, LaRoche Petroleum Consultants Ltd. (the "RESERVOIR ENGINEER"), whose report is referenced in the Offering Memorandum (the "RESERVE REPORT") are the Partnership's independent reserve engineers. No information has come to the attention of the Partnership or, to the Partnership's knowledge, to the Reservoir Engineer, that could reasonably be expected to cause the Reservoir Engineer to withdraw its Reserve Report.

     (s) The information underlying the estimates of the Partnership's proved reserves that was supplied to the Reservoir Engineer for the purposes of preparing the Reserve Report and estimates of the proved reserves of the Partnership disclosed in the Offering Memorandum, including, production, costs of operation, and, to the Partnership Entities' knowledge, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; and the estimates of such reserves and PV-10 thereof as described in the Offering Memorandum and reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the Securities Act Regulations. Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Offering Memorandum, no Partnership Entity is aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Offering Memorandum and as reflected in the Reserve Report.

     (t) Each of the Partnership Entities has (i) legal, valid and defensible title to the interests in Oil and Gas Properties supporting the estimates of its net proved reserves contained in the Offering Memorandum, (ii) good and marketable title in fee simple to all real property other than Oil and Gas Properties covered by clause (i), and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Offering Memorandum or such as do not materially affect the value of the property of the Partnership Entities, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities; all real property and buildings held under lease by any of the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. The Working Interests derived from the Oil and Gas Properties evidence in all material respects the right of the Partnership Entities to explore, develop and produce hydrocarbons from such Hydrocarbon Interests, and the acquisition and procurement of such oil and gas leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring oil and gas leases and interests therein to explore, develop or produce hydrocarbons. "WORKING INTEREST" means each Partnership Entity's undivided operating and expense-bearing interest under a Hydrocarbon Interest. "OIL AND GAS PROPERTIES" means all of the Partnership's Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; currently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental body having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, dehydration, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether currently existing or hereafter created; hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. "HYDROCARBON INTERESTS" means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (including subleases), oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, other oil, gas and mineral leasehold fee or term interests, farm outs, overriding royalty and royalty interests, net profits interests, net revenue interests, carried interests, oil payments, production payment interests and similar mineral interests, including any reserved, reversionary or residual interest of whatever nature.

     (u) There has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Preliminary Memorandum provided to prospective purchasers of the Units.

     (v) There are no legal or governmental proceedings pending or threatened to which any Partnership Entity is a party or to which any of the properties of any Partnership Entity is subject other than proceedings accurately described in all material respects in the Offering Memorandum and proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Partnership Entities to perform their obligations under the Transaction Documents or to consummate the transactions contemplated by the Final

Memorandum. The Partnership has not received notice of any order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

     (w) Except as described in the Final Memorandum, the Partnership Entities
(i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are and have been in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (x) Except as described in the Final Memorandum, there are no costs or liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (y) No Partnership Entity is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Offering Memorandum will be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (z) The Partnership Entities have timely filed all material federal, state, local and foreign tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of any Partnership Entity) and have paid all taxes shown to be due thereon, except in each case where the failure to so file or pay would not have a Material Adverse Effect or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Since the date of most recent audited financial statements, the Partnership Entities have not incurred any liability for taxes other than in the ordinary course of their business and there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of any Partnership Entity which, in either case, has had or could have, individually or in the aggregate, a Materially Adverse Effect.

     (aa) Except as described in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum,
(i) no Partnership Entity has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) there has not been any material change in the partner interests, short-term debt or long-term debt of the Partnership and its Subsidiaries; and (iii) no dividend or distribution of any kind has been declared, paid or made by the Partnership on any class of partner interest, or any purchase by the Partnership of any of its outstanding partner interests.

     (bb) The Partnership Entities own or possess adequate rights to use all material patents, know how (including trade secrets and other patented or unpatentable proprietary or confidential information, systems or procedures), patent rights, licenses, inventions, copyrights, trademarks, service marks and trade names necessary for the conduct of the business now operated by them, except where the failure to own or possess any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and no Partnership Entity has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

     (cc) No material labor dispute with the employees of any Partnership Entity exists or, to the knowledge of any Partnership Entity, is imminent; and no Partnership Entity is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

     (dd) Except as described in the Offering Memorandum, the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in management's judgment, are prudent and customary in the businesses in which they are engaged; no Partnership Entity has been refused any material insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (ee) Except as described in the Offering Memorandum, the Partnership and each of its Subsidiaries possess all licenses, certificates, authorizations and permits (collectively, "GOVERNMENTAL LICENSES") issued by, and have made all declarations and filings with, the appropriate federal, state, foreign or other regulatory agencies or bodies, which are necessary for the ownership of their respective properties or the conduct of their respective businesses now operated by them, in all material respects, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no Partnership Entity has received notification of any proceeding relating to the revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal, would not singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (ff) Except with respect to FBR and Lehman Brothers Inc., no Partnership Entity has incurred any liability for finder's fees or similar payments in connection with the transactions contemplated by the Transaction Documents.

     (gg) There are no, and as of the Closing Time there will not be any, persons or entities with registration or other similar rights to have any securities registered by the Partnership or any of its subsidiaries except as disclosed in the Offering Memorandum.

     (hh) The Offering Memorandum contains all information specified in, and meets the requirements of, Rule 144A(d)(4).

     (ii) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) has occurred with respect to any employee benefit plan of any Partnership Entity, excluding transactions effected pursuant to a statutory or administrative exemption, which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; no Partnership Entity, or any entity that was at any time required to be treated as a single employer together with the Partnership under Section 414(b),(c),(m) or (o) of the Code or
Section 4001(a)(l4) of ERISA has incurred or reasonably expects to incur any liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified, except as could not reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Partnership, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (jj) None of the Partnership, or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Partnership has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be expected to be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Units, (ii) offered, solicited offers to buy or sold the Units by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) distributed any other offering material in connection with the offer and sale of the Units, other than as described in the Offering Memorandum, or (iv) authorized anyone other than FBR to make representations regarding the offer and sale of the Units.

     (kk) Assuming the accuracy of FBR's representations and warranties and compliance with its agreements set forth in Section 3, the issuance and sale of the 144A Units and the Private Placement Units pursuant hereto and the initial resale of the 144A Units pursuant to the Exempt Resales, are exempt from the registration requirements of the Securities Act.

     (ll) The copies of all material contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) relating to the Partnership Entities that have been previously furnished to FBR or its counsel are complete and genuine.

     (mm) FBR or its counsel have been provided with complete and genuine copies (or, to the extent not executed as of the date hereof, current drafts) of all material contracts, agreements, instruments and other documents of the Partnership that would be required at the Closing Time to be described in a prospectus included in, or included as an exhibit to, a registration statement with respect to the Partnership's securities on Form S-1 under the Securities Act, and the copies of all such material contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine.

     (nn) The Partnership has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or otherwise, in the stabilization or manipulation of the price of any security of the Partnership to facilitate the offering and sale of the Units.

     (oo) No Partnership Entity is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder.

     (pp) No Partnership Entity has relied upon FBR or legal counsel to FBR for any legal, tax or accounting advice in connection with the offering and sale of the Units.

     Any certificate signed by any officer of the Partnership and delivered to FBR or counsel for FBR in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership as to matters covered thereby to FBR.

     3. Offering of the Units; Restrictions on Transfer.

     (a) FBR represents and warrants to and agrees with the Partnership that (i) it is an Accredited Investor with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Units; (ii) it is not acquiring any Units with any present intention of offering or selling any of the Units in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; (iii) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Units by means of any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;
(iv) it has solicited and will solicit offers to buy the 144A Units only from, and has offered and will offer, sell and deliver the 144A Units only to, persons who it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBS" or "ELIGIBLE PURCHASERS") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a fully completed and executed certificate substantially in the form of Annex I to the Preliminary

Memorandum or Final Memorandum; and (v) as placement agent with respect to the Private Placement Units, (1) it has not solicited and will not solicit offers to buy any Private Placement Units from any prospective investors, other than a limited number of persons it reasonably believes are Accredited Investors with whom it had a preexisting relationship, each of whom was offered the Private Placement Units at private sale for investment, (2) immediately prior to soliciting any offer in connection with the Private Placement Units, it had reasonable grounds to believe and did believe that each such prospective investor had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its prospective investment in the Private Placement Units and (3) it will deliver the Private Placement Units only to those Accredited Investors who have provided to FBR and the Partnership a fully completed and executed Subscription Agreement in the form of Annex II or Annex III, as applicable, to the Preliminary Memorandum or Final Memorandum.

     (b) The Partnership represents and warrants to and agrees with FBR that it (together with its affiliates) has not solicited and will not solicit any offer to buy, and it (together with its affiliates) has not offered and will not offer to sell, the Units by means of any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and it has solicited and will solicit offers to buy the Private Placement Units only from, and has offered and will offer, sell or deliver the Units only to a limited number of Accredited Investors or Eligible Purchasers and prospective investors present at meetings attended by both the Partnership and FBR. The Partnership also represents and warrants and agrees that it will sell the Private Placement Units only to persons that have provided to the Partnership a fully completed and executed Subscription Agreement in the form of Annex II or Annex III, as applicable, to the Preliminary Memorandum or Final Memorandum.

     (c) FBR represents and warrants that it has not offered or sold, nor will it offer or sell, any 144A Units in a jurisdiction outside of the United States except in compliance with all applicable laws, regulations and rules of those countries.

     (d) Each of FBR and the Partnership represents and warrants to the other that no action is being taken by it or is contemplated that would permit an offering or sale of the Units or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Units in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

     (e) FBR may purchase Units for its own account and/or arrange (i) for the private offer and sale of a portion of the 144A Units to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Units by the Partnership to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Units that would require registration of the Units under the Securities Act.

     (f) FBR and the Partnership agree that the Units may be resold or otherwise transferred by the holders thereof only if the offer and sale of such Units are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Units placed by FBR:

          (i) Sales only to Eligible Purchasers. Initial offers and sales of the 144A Units will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers, and who have delivered to the Partnership and FBR a fully completed and executed purchaser's letter in the form of Annex I to the Preliminary Memorandum.

          (ii) No General Solicitation. The Units will be offered only by approaching on an individual basis prospective purchasers with whom FBR has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D under the Securities Act will be used in connection with the offering of the Units (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

          (iii) Restrictions on Transfer. The Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Units have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Units or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Units and the last date on which the Partnership or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Partnership was the owner of such Units may be made by a purchaser of such Units except as follows:

               (A) to the Partnership or any subsidiary thereof;

               (B) pursuant to a registration statement that has been declared effective under the Securities Act;

               (C) for so long as the Units are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A; or

               (D) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.

     (g) FBR and the Partnership agree that each initial resale of 144A Units by FBR (and each purchase of 144A Units from the Partnership by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including agreements with respect to indemnification and contribution) of the Legacy Parties herein contained.

     (h) FBR understands that the Partnership and, for the purposes of the opinions to be delivered to FBR pursuant to Section 5, counsel to the Partnership and counsel to FBR will rely upon the accuracy and the truth of the forgoing representations and FBR hereby consents to such reliance.

     (i) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the global certificates representing the Private Placement Units and the 144A Units respectively (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as FBR and its counsel deem necessary):

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND, UNTIL THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (A) TO US OR ANY OF OUR SUBSIDIARIES, (B) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT IS PURCHASING SUCH UNITS FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE UPON RULE 144A OF THE SECURITIES ACT, OR (C) TO OTHER INVESTORS WITH RESPECT TO WHICH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AS CONFIRMED TO THE ISSUER BY AN OPINION OF COUNSEL THAT IS REASONABLY ACCEPTABLE TO THE ISSUER."

     4. Certain Covenants of the Partnership. The Partnership hereby agrees as follows:

     (a) subject to Section 4(b), to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Units for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may reasonably designate or as required for the offer and sale of the Units and to maintain such qualifications in effect as long as required by such laws for the distribution of the Units;

     (b) to cooperate with FBR and its counsel in arranging for the qualification or registration of the Units for offering and sale under, or establishing an exemption from such qualification or registration under, the securities or blue sky laws of such jurisdictions as FBR may designate; provided, that in no event shall any Legacy Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject;

     (c) to prepare the Final Memorandum in a form reasonably approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 8:30 a.m. (Central time) on the third day following the execution and delivery of this Agreement) to FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

     (d) to advise FBR promptly, confirming the general nature of such advice in writing, of (i) the happening of any event known to the Partnership prior to the date on which all of the 144A Units have been sold by FBR, which, in the reasonable judgment of the Partnership, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and to prepare and furnish, at the Partnership's expense, to FBR (and to any persons reasonably designated by FBR) promptly any proposed amendments or supplements to the Final Memorandum as may be necessary so that the Final Memorandum does not include or omit to state such material fact, and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Units, or of any exemption from such qualification or from registration of the Units, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

     (e) to furnish (or, once an initial public offering registration statement of the Partnership is effective, make available, including through electronic filings with the Commission) to FBR for a period of two years from the Closing Time (i) a copy of all annual, quarterly and current reports supplied to holders of the Units, and (ii) if requested in writing by FBR, a copy of all reports filed by the Partnership with the Commission, provided that any document filed electronically with the Commission shall satisfy the above delivery requirements with respect to such document;

     (f) not to amend or supplement the Preliminary Memorandum or the Final Memorandum unless FBR shall previously have been advised thereof and shall have consented thereto (which consent shall not be unreasonably withheld or delayed) or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

     (g) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Partnership is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Units the information ("RULE 144A INFORMATION") specified in Rule l44A(d)(4) under the Securities Act and any additional information ("PORTAL INFORMATION") required by the NASD PortalSM Market ("PORTAL"), and any such Rule 144A Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

     (h) if the 144A Units are not delivered by the Partnership to FBR for any reason other than the termination of this Agreement pursuant to Sections 6(a)(iii) through (v) or the default by FBR in its obligations hereunder or the failure of FBR's counsel to deliver its opinion required hereunder (provided that counsel to the Partnership has timely delivered its opinion required hereunder), to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

     (i) that no Partnership Entity, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Units or any other securities convertible into or exchangeable or exercisable for such Common Units in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Units, other than as described in the Offering Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act), any of which will be integrated with the offering and sale of the Units in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the 144A Units or to the Accredited Investors of the Private Placement Units;

     (j) that no Partnership Entity nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Units;

     (k) that, except as permitted by the Securities Act, prior to the later of the Closing Time, the Option Closing Time or completion of the distribution of Units, no Partnership Entity will distribute any offering materials in connection with Exempt Resales;

     (l) except as provided in Sections 1(a) and (b), to pay all expenses, fees and taxes in connection with (i) the preparation of the Offering Memorandum and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the sale and delivery of the Units, including any stock or other transfer taxes or duties payable upon the sale of the Units, (iii) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees or legal fees and expenses of FBR) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (iv) the printing of this Agreement,
(v) the designation of the Units as PORTAL-eligible securities by PORTAL, (vi) the costs and expenses of the Partnership and FBR incurred in connection with the marketing of the Units, including "road show" costs and expenses (but excluding 50% of the cost of any aircraft chartered in connection with the "road show" which FBR will be responsible for), (vii) all fees and disbursements of counsel and accountants for the Partnership, (viii) the fees and expenses of any transfer agent or registrar for the Units, and (ix) the performance of the Partnership's other obligations hereunder. Except as provided in Section 4(h) and this Section 4(l), FBR shall bear all fees and disbursements of its legal counsel.

     (m) from and after the Closing Time, to have in place and maintain a system of accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (n) to apply the net proceeds from the sale of the Units in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

     (o) that no Partnership Entity will be required to register as an "investment company" within the meaning of the Investment Company Act;

     (p) that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Partnership's or the General Partner's board of directors to approve any changes to the corporate governance policies and procedures that may be required by law prior to filing any registration statement with the Commission; and

     (q) to refrain during the period commencing on the date of this Agreement until 180 days after the completion of this offering and from the effective date of the Mandatory Shelf Registration Statement (as defined in the Registration Rights Agreement) until 60 days thereafter, without the prior written consent of FBR, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for equity securities of the Partnership, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Partnership, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to issuances of securities of the Partnership (A) pursuant to this Agreement; (B) pursuant to the Contribution Agreement; (C) pursuant to the exercise and issuance of options; (D) as a pro rata distribution to the Partnership's partners; (E) under any of the Partnership's benefit plans; (F) to third parties as consideration for acquisitions provided that such third parties agree to be bound by the same restrictions; and (G) pursuant to the IPO Registration Statement (as defined in the Registration Rights Agreement).

     5. Conditions of FBR's Obligations. The obligations of FBR pursuant to this Agreement shall be subject to the accuracy, in all material respects to the extent not otherwise qualified by materiality, of the representations and warranties of the Partnership contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME"), the Closing Time and the Option Closing Time (if any), as the case may be, to the accuracy of the certificates of the Partnership's officers given pursuant to the provisions hereof, to the performance by the Partnership of its covenants and agreements hereunder and to the following additional conditions:

     (a) FBR shall have received on the Closing Time an opinion of Andrews Kurth LLP, counsel for the Partnership, dated the Closing Time, addressed to FBR in form and substance satisfactory to FBR.

     (b) FBR shall have received on the Closing Time an opinion of Richards, Layton & Finger, P.A., special counsel for the Partnership, dated the Closing Time, addressed to FBR in form and substance satisfactory to FBR.

     (c) FBR shall have received on the Closing Time an opinion of Lynch, Chappell & Alsup, PC, counsel for the Founding Investors and the charitable foundations referred to in the Offering Memorandum, dated the Closing Time, addressed to FBR in form and substance satisfactory to FBR.

     (d) FBR shall have received on the Closing Time the favorable opinion of Akin Gump Strauss Hauer & Feld LLP, dated the Closing Time, addressed to FBR and in form and substance satisfactory to FBR.

     (e) FBR shall have received from BDO Seidman LLP and Johnson, Miller & Co. letters addressed to FBR, dated as of the date of this Agreement and the Closing Time, respectively, in form and substance satisfactory to FBR, relating to the financial statements described in Section 2(q) and such other matters customarily covered by "comfort" letters issued in connection with registered public offerings.

     (f) FBR shall have received from the Reservoir Engineer, letters addressed to FBR, dated as of the date of this Agreement and the Closing Time, respectively, in form and substance satisfactory to FBR, relating to the oil and gas reserves, of the Partnership, and such other matters customarily covered by "comfort" letters issued in connection with similar offerings.

     If the letters referred to in Section 5(e) or (f) set forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Partnership as to the significance thereof, unless FBR deems such explanation unnecessary.

     (g) At the time of execution and delivery of this Agreement, FBR shall have received a written agreement (a "LOCK-UP AGREEMENT") in substantially the form attached as Exhibit B from the following persons and entities: Cary D. Brown; Steven H. Pruett; Kyle A. McGraw; Paul T. Horne; William M. Morris; Dale A. Brown; S. Wil VanLoh, Jr.; Moriah Properties, Ltd.; DAB Resources, Ltd.; Brothers Production Properties, Ltd.; Brothers Production Company, Inc.; Brothers Operating Company, Inc.; J&W McGraw Properties, Ltd.; H2K Holdings, Ltd.; MBN Properties LP; Newstone Capital, LP; Blackstone Investments I, LP; Blackstone Investments II, LP; Trinity Equity Partners I, LP; and SHP Capital LP.

     (h) On or before the Closing Time, FBR shall have received each of the Formation Documents and Credit Facility as executed and delivered by the parties thereto, in form and substance reasonably satisfactory to FBR.

     (i) Before the Closing Time and the Option Closing Time, as the case may be, (i) no suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (j) Between the time of execution of this Agreement and the Closing Time and the Option Closing Time, as the case may be, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Partnership Entities, taken as a whole, shall have been entered into by any Partnership Entity that has not been fully and accurately disclosed in the Final Memorandum; and (iii) no order or decree preventing the use of the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

     (k) FBR shall have received certificates, dated the Closing Time, of duly authorized officers of the General Partner to the effect that:

          (i) the conditions set forth in paragraph (i) and (j) shall have been satisfied and be true and correct as of the Closing Time;

          (ii) the representations and warranties of the Legacy Parties set forth in this Agreement,

               (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the Closing Time, as though made on and as such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and

               (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, shall be true and correct as of the Closing Time, as though made on and as such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties described in this clause (B) to be true and correct could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Partnership.

     (l) At the Option Closing Time, FBR shall have received:

          (i) certificates, dated as of the Option Closing Time, of the officers of the General Partner, substantially to the same effect as the certificates delivered at Closing Time pursuant to Section 5(k), subject to any exceptions that, in the reasonable judgment of FBR, are not material;

          (ii) the opinion of (A) Andrews Kurth LLP, counsel for the Partnership, (B) Richards, Layton & Finger, P.A., special counsel to the Partnership, and (C) Lynch, Chappell & Alsup, P.C., counsel to the Founding Investors and the charitable foundations referred to in the Offering Memorandum, each in form and substance satisfactory to FBR, dated as of the Option Closing Time, relating to the Option Units, and otherwise substantially to the same effect as the opinions required by Section 5(a)-(c), respectively;

          (iii) "comfort" letters from BDO Seidman LLP and Johnson, Miller & Co., in form and substance satisfactory to FBR, dated as of the Option Closing Time, substantially the same in scope and substance as the letter furnished to FBR pursuant to Section 5(e), except that the "specified date" in the letter furnished pursuant to this Section 5(l)(iii) shall be a date not more than five days prior to the Option Closing Time;

          (iv) a letter from the Reservoir Engineer, in form and substance satisfactory to FBR, dated as of the Option Closing Time, substantially the same in scope and substance as the letter furnished to FBR pursuant to
     Section 5(f), except that the "specified date" in the letter pursuant to this Section 5(l)(iv) shall be a date not more than five days prior to the Option Closing Time;

          If any "comfort" letter referred to in Section 5(l)(iii) or (iv) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Partnership as to the significance thereof, unless FBR deems such explanation unnecessary; and

          (v) the opinion of Akin Gump Strauss Hauer & Feld LLP, dated as of the Option Closing Time, relating to the Option Units, and otherwise to the same effect as the opinion required by Section 5(d).

    (m) On or before the Closing Time, the Partnership shall have executed and delivered to FBR the Registration Rights Agreement and such agreement shall be in full force and effect;

     (n) The Partnership shall have furnished to FBR such other agreements to be executed in connection with Formation Documents and the transactions contemplated hereby and documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto and any additional matters, as of the Closing Time and the Option Closing Time as FBR may reasonably request;

     (o) Each Purchaser Letter/Subscription Agreement with respect to the Units shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any such agreement pursuant to the terms thereof, unless, in the event that such an agreement is no longer in full force and effect, the Units covered by such agreement may be reallocated to Purchasers who subscribed for additional Units under agreements that are in full force and effect;

     (p) FBR shall receive a certificate of the Secretary of the General Partner certifying (i) the certificate of limited partnership and any amendments thereto, (ii) the Partnership Agreement and any amendments thereto, (iii) that all partnership action has been taken on the part of the Partnership necessary to authorize the execution and delivery of the Transaction Documents, the other offering documents to which the Partnership is a party and the transactions contemplated herein and therein, (iv) resolutions of the Board of Directors of the General Partner approving the original issuance and sale of the Units and
(v) a specimen Unit certificate; and

     (q) The Units to be resold by FBR to QIBs pursuant to Rule 144A under the Securities Act shall have been designated as PORTAL-eligible securities by PORTAL.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to FBR and counsel for FBR. The Partnership shall furnish to FBR such copies of such opinions, certificates, letters and documents in such quantities as FBR and counsel for FBR shall reasonably request.

     6. Termination.

     (a) This Agreement may be terminated at the option of FBR by giving notice to the Partnership prior to the Closing Time or the Option Closing Time if, in the sole discretion of FBR, any of the following makes it impracticable to proceed with the offering of the Units or completion of the sale of the Units to be delivered at the Closing Time or the Option Closing Time:

          (i) any Legacy Party shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;

          (ii) the Partnership shall have, in the reasonable judgment of FBR, sustained any Material Adverse Effect, or loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any event, circumstance or development that results in, or that FBR reasonably believes would result in, a Material Adverse Effect;

          (iii) trading generally in securities on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall generally have been established on either such exchange or market system, or there has been a material disruption in the securities settlement, payment, or clearance services in the United States;

          (iv) a banking moratorium shall have been declared by New York or United States authorities; or

          (v) there shall have been (A) any outbreak or escalation of national or international hostilities or (B) any other calamity or crisis, including any terrorist attack or similar attack, or any material adverse change in general economic, political or financial conditions having an effect on United States or international financial markets that, in the reasonable judgment of FBR, makes it impractical or inadvisable to proceed with the offering or the delivery of the Units as contemplated by the Offering Memorandum, as amended as of the date hereof.

     (b) Termination of this Agreement pursuant to this Section 6 shall be without liability of any party to any other party except for the expenses to be paid by the Partnership pursuant to Section 4 and except as provided in Section 7.

     7. Indemnity.

     (a) The Legacy Parties, jointly and severally, agree to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon
(i) any untrue statement or alleged untrue statement made by any Legacy Party herein, (ii) any breach by any Legacy Party or any covenant set forth herein, or
(iii) any untrue statement or alleged untrue statement of a material fact contained in (x) the Offering Memorandum or (y) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any road show or investor presentations made to investors by the Partnership (whether in person or electronically) ("MARKETING MATERIALS"), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Offering Memorandum or the Marketing Materials or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Partnership expressly for use in such Final Memorandum (that information being limited to the information described in the last sentence of Section 7(c))

     (b) Subject to Section 7(h), Moriah Founders, Ltd., a Texas limited partnership, and Brothers Founders, Ltd., a Texas limited partnership (collectively, the "FOUNDERS"), jointly and severally, agree to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Marketing Materials. Each of the Founders acknowledge that they may be required to make payments hereunder and each covenants and agrees not to engage in any transactions the result of which would impede FBR's and its affiliates' ability to collect any payments due to any of them hereunder.

     (c) FBR agrees to indemnify, defend and hold harmless the Partnership and its directors and officers and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Partnership expressly for use in the Offering Memorandum (or in any amendment or supplement thereof by the Partnership), such information being limited to the following: the last sentence of the cover page of the Offering Memorandum, the third sentence of the sixth paragraph of "Plan of Distribution" in the Offering Memorandum, the first sentence of the eighth paragraph of "Plan of Distribution" in the Offering Memorandum and the name of the Initial Purchaser on the front and back covers of the Offering Memorandum.

     (d) If any action is brought against any person or entity (each an "INDEMNIFIED PARTY"), in respect of which indemnity may be sought pursuant to
Section 7(a), (b) or (c), the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "INDEMNIFYING PARTY") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

     (e) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party under Section 7(a), (b) or (c) in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and its subsidiaries, on the one hand, and FBR, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and its subsidiaries, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and its subsidiaries, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial placement agent discounts and commissions but before deducting expenses) received by the Partnership bear to the discounts and commissions received by FBR. The relative fault of the Partnership and its subsidiaries, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (f) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(e). Notwithstanding the provisions of this Section 7, FBR shall not be required to contribute any amount in excess of the amount by which the total price at which the Units were initially offered exceeds the amount of any damages which FBR has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (g) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Partnership and contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership or its directors and officers or any person who controls the Partnership within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Units. Each of the parties to this Agreement agree promptly to notify the other parties of the commencement of any litigation or proceeding against it and, in the case of the Partnership or its subsidiaries, against any of their respective officers and directors, in connection with the sale and delivery of the Units, or in connection with the Offering Memorandum.

     (h) Notwithstanding anything herein to the contrary, in no event shall the Founders be required to make payments under Section 7(b) for aggregate losses, expenses, liabilities or claims (including the reasonable costs of investigation) in excess of $17,000,000; provided, however, that the indemnification obligations of the Founders under this Section 7 shall be limited as to amount so as to apply only after the amount of, and to the extent that, such liabilities exceed $5,000,000.

     8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Partnership, its officers, the Founders and FBR set forth in or delivered in connection with this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Partnership, any of its officers or directors, FBR and each person, if any, who controls FBR within the meaning of the Securities Act or the Exchange Act and their respective trustees, directors, officers, employees, agents and controlling persons referred to in Section 7 and (b) delivery of and payment for the Units; provided, however, that, with respect to the Founders, their respective indemnification obligations under Section 7 shall survive for only six months from the Closing Time. The respective agreements, covenants, indemnities and other statements set forth in Sections 4(h), 4(l), 6(b), 7-19 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     9. Research Independence. In addition, the Legacy Parties and the Founders acknowledge that FBR's research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such FBR research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Legacy Parties and the Founders hereby waive and release, to the fullest extent permitted by law, any claims that the Legacy Parties or the Founders may have against FBR with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Legacy Parties or the Founders by such FBR investment banking divisions;

provided, however, that nothing in this Section 9 shall affect the obligations of FBR under Section 3. The Legacy Parties and Founders acknowledge that FBR is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

     10. No Fiduciary Duty. The Legacy Parties and Founders acknowledge and agree that in connection with this offering, the sale of the Units or any other services FBR may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by FBR, and except as otherwise contemplated in the placement agent arrangement herein: (i) no fiduciary or agency relationship between the Legacy Parties, the Founders and any other person, on the one hand, and FBR, on the other, exists; (ii) FBR is not acting as an advisor, expert or otherwise, to any of the Legacy Parties or the Founders, including with respect to the determination of the offering price of the Units, and such relationship between the Legacy Parties and the Founders, on the one hand, and FBR, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that FBR may have to the Legacy Parties or the Founders shall be limited to those duties and obligations specifically stated herein; and (iv) FBR and its affiliates may have interests that differ from those of the Legacy Parties and the Founders. The Legacy Parties and the Founders hereby waive any claims that they may have against FBR with respect to any breach of fiduciary duty in connection with this offering, the sale of the Units or any other services FBR may be deemed to be providing hereunder.

     11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a)  if to the Legacy Parties:     Legacy Reserves LP
                                             Attn: Steven H. Pruett
                                             303 W. Wall Street, Suite 1600
                                             Midland, Texas 79701
                                             Facsimile: (432) 682-4013

          with a copy (which shall not
          constitute notice) to:             Andrews Kurth LLP
                                             Attn: Messrs. James V. Baird and
                                             Gislar Donnenberg
                                             600 Travis, Suite 4200
                                             Houston, Texas 77002
                                             Facsimile: 713-220-4285

          (b)  if to the Founders:           Moriah Founders, Ltd.
                                             Brothers Founders, Ltd.,
                                             Attn: Cary D. Brown
                                             303 W. Wall Street, Suite 1600
                                             Midland, Texas 79701
                                             Facsimile: (432) 682-4013

          (c)  if to FBR:                    Friedman, Billings, Ramsey & Co.,
                                             Inc.
                                             Attn: Mr. William J. Ginivan,
                                                   General Counsel
                                             1001 19th Street, North
                                             Arlington, Virginia 22209
                                             Facsimile: 804-788-8218

          with a copy (which shall not
          constitute notice) to:             Akin Gump Strauss Hauer & Feld LLP
                                             Attn: Messrs. Julien Smythe and
                                             Vince Kendrick
                                             1111 Louisiana Street
                                             44th Floor
                                             Houston, Texas 77002
                                             Facsimile: 713-236-0822

     All such notices and communications shall be deemed to have been duly given when received. Any party by notice to the other party may designate additional or different addresses for subsequent notices or communications.

     12. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF VIRGINIA. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     13. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR, the Founders, the Partnership and the controlling persons, trustees, directors and officers referred to in Section 7, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from FBR) shall acquire or have any right under or by virtue of this Agreement.

     14. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     15. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     16. Counterpart and Facsimile Signatures. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement, and may be executed by facsimile.

     17. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     18. Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, but only to the extent that giving effect to such provision and the remaining provisions hereof is in accordance with the intent of the parties as reflected in this Agreement.

     19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and thereby and supersede all prior agreements and understandings whatsoever relating to such matters and transactions, except as provided in the following sentence. All of the obligations, agreements, covenants, representations and warranties under the engagement letter dated March 6, 2006, between the Partnership and FBR (the "ENGAGEMENT LETTER") entered into immediately prior to this Agreement, shall each survive the execution, delivery and termination and the performance of this Agreement and the consummation of the transactions contemplated hereby without any modification thereof; provided, that to the extent there is a conflict between the provisions of the Engagement Letter and the provisions of this Agreement, this Agreement shall prevail to that extent.

                            [SIGNATURE PAGES FOLLOW]

     Please acknowledge and accept the foregoing provisions hereof by signing this Agreement in the space indicated below.

                                        Very truly yours,

                                        LEGACY RESERVES GP, LLC


                                        By: /s/ Steven H. Pruett
                                            ------------------------------------
                                        Name: Steven H. Pruett
                                        Title: President, Chief Financial
                                               Officer and Secretary


                                        LEGACY RESERVES LP

                                        By: Legacy Reserves GP, LLC,
                                            its general partner


                                        By: /s/ Steven H. Pruett
                                            ------------------------------------
                                        Name: Steven H. Pruett
                                        Title: President, Chief Financial
                                               Officer and Secretary


                                        LEGACY RESERVES OPERATING GP LLC

                                        By: Legacy Reserves LP,
                                            its sole member

                                        By: Legacy Reserves GP, LLC,
                                            its general partner


                                        By: /s/ Steven H. Pruett
                                            ------------------------------------
                                            Steven H. Pruett
                                            President, Chief Financial Officer
                                            and Secretary

                  Signature Page - Purchase/Placement Agreement

                                        LEGACY RESERVES OPERATING LP

                                        By: Legacy Reserves Operating GP LLC,
                                            its general partner

                                        By: Legacy Reserves LP,
                                            its sole member

                                        By: Legacy Reserves GP, LLC,
                                            its general partner


                                        By: /s/ Steven H. Pruett
                                            ------------------------------------
                                        Name:  Steven H. Pruett
                                        Title: President, Chief Financial
                                               Officer and Secretary

                                        Founders (solely for the purposes of
                                        Sections 7 - 19):

                                        MORIAH FOUNDERS, LTD.

                                        By: Moriah Founders Management, LLC,
                                            its general partner


                                        By: /s/ Cary D. Brown
                                            ------------------------------------
                                        Name:  Cary D. Brown
                                        Title: Vice President


                                        BROTHERS FOUNDERS, LTD.

                                        By: Brothers Founders Management, LLC,
                                            its general partner


                                        By: /s/ Kyle A. McGraw
                                            ------------------------------------
                                        Name:  Kyle A. McGraw
                                        Title: President

                  Signature Page - Purchase/Placement Agreement

ACCEPTED AND AGREED
as of the date first written above:

FRIEDMAN, BILLINGS, RAMSEY & CO.,
INC., a Delaware corporation


By: /s/ James R. Kleeblatt
    ---------------------------------
Name:   James R. Kleeblatt
      -------------------------------
Title:  Senior Managing Director
       ------------------------------

                  Signature Page - Purchase/Placement Agreement

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                            [Intentionally Omitted]

                                    Exhibit A

                                    EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

                               March [___], 2006

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia 22209

Ladies and Gentlemen:

     The undersigned understands and agrees as follows:

     1. Friedman, Billings, Ramsey & Co., Inc. ("FBR") proposes to enter into a Purchase/Placement Agreement (the "AGREEMENT") with Legacy Reserves LP, a Delaware limited partnership (the "PARTNERSHIP") and certain other entities, providing for (a) the initial purchase by FBR of units representing limited partner interests in the Partnership (the "UNITS"), and the resale of such Units by FBR to certain eligible purchasers, (b) the direct sale by the Partnership of Units to certain accredited investors, and (c) an option for FBR to purchase or place Units either for resale by FBR to certain eligible purchasers or for direct sale by the Partnership to certain accredited investors (the transactions referred to in (a), (b) and (c) above are collectively referred to as the "OFFERING"), in each case, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

     2. In connection with the Offering and pursuant to the terms of a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") to be entered into in connection with the closing of the Offering, the Partnership has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Units under the Securities Act.

     3. In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, without the prior written consent of FBR, the undersigned will refrain during the period commencing on the date of the Agreement until 180 days after the completion of the Offering and from the effective date of the Mandatory Shelf Registration Statement (as defined in the Registration Rights Agreement entered into in connection with the Offering) until 60 days thereafter, without the prior written consent of FBR, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Partnership, or any securities convertible into or exercisable or exchangeable for equity securities of the Partnership, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Partnership, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Units or such other securities, in cash or otherwise.

     Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Partnership's amended and restated partnership agreement, the undersigned may transfer any securities of the Partnership as follows: (i) pursuant to the Contribution Agreement (as defined in the Agreement); (ii) pursuant to the exercise of options; (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees that the trust will be bound by the restrictions set forth herein;
(v) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (vi) any transfer required under any Partnership benefit plans or the Partnership's amended and restated partnership agreement; (vii) as collateral for any bona fide loan, provided that the lender agrees in writing to be bound by the restrictions set forth herein;
(viii) with respect to sales of securities acquired after the Closing Time in the open market; and (ix) pursuant to the IPO Registration Statement (as defined in the Registration Rights Agreement). For this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. This Agreement shall not apply to the undersigned with respect to transactions by the Partnership governed by Section 4(q) of the Agreement.

     For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase Units on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Partnership.

     4. The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Agreement and to continue its efforts in connection with the Offering.

     5. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

     6. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (Address)

                                   SCHEDULE 1

                        LEGACY RESERVES OPERATING GP LLC

                          LEGACY RESERVES OPERATING LP

                         LEGACY RESERVES SERVICES, INC.

                                   SCHEDULE II

                              EXISTING UNITHOLDERS

Moriah Properties, Ltd.

DAB Resources, Ltd.

H2K Holdings, Ltd.

Brothers Production Properties Ltd.

Brothers Production Company, Inc.

Brothers Operating Company, Inc.

J&W McGraw Properties, Ltd.

MBN Properties LP

Bill Morris

Michael Hargesheimer